EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2019 Long-term Incentive Plan of Comstock Resources, Inc. of the reference of our firm and to the reserve estimates as of December 31, 2024, and our report thereon included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES

By:	/s/ Eric J. Stevens, P.E.
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas

June 5, 2025